                   INDEX TO PRO FORMA FINANCIAL STATEMENTS

                                                                                           PAGE
Section A:    Unaudited pro forma combining financial statements of HFS giving effect to the merger of HFS with and into CUC International Inc. ("CUC") (the "Merger")
              as of June 30, 1997 and for the year ended December 31, 1996 and the six
              months ended June 30, 1997...................................................   2-7

Section B:    Unaudited pro forma statement of income of HFS excluding the Merger for the year ended December 31, 1996 ............................................  8-18

Section C:    Unaudited historical combining financial statements of HFS giving effect to the Merger as of June 30, 1997 and for each of the years ended December 31, 1994, 1995 and 1996 and each of the six months ended
              June 30, 1996 and 1997....................................................... 19-27

                                  SECTION A
                             CENDANT CORPORATION
              UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS
                                FOR THE MERGER

   The following unaudited pro forma combining financial statements give effect to the proposed merger of HFS with and into CUC (the postmerger company "Cendant Corporation"), which will be accounted for as a pooling of interests. Upon consummation of the Merger, CUC intends to change its fiscal year end from January 31 to December 31. The underlying pro forma combining balance sheet as of June 30, 1997 and statement of income for the six months ended June 30, 1997 reflect the combining of the historical financial results of CUC with the historical financial results of HFS and give effect to the conversion of HFS Common Stock into CUC Common Stock. The underlying pro forma combining statement of income for the year ended December 31, 1996 reflects the combining of the historical financial results of CUC with the pro forma financial results of HFS. The pro forma financial results of HFS include all of HFS's transactions prior to the Merger.

   The pro forma combining financial statements of Cendant Corporation reflect adjustments for the pooling of CUC and HFS, including reclassifications to conform to the presentation expected to be used by the merged companies and shares issued in connection with the Merger.

   The pro forma combining financial statements do not purport to present the results of operations of (i) Cendant Corporation, had the Merger occurred or
(ii) HFS had the business combinations described in Section B occurred on the dates specified, nor are they necessarily indicative of the operating results that may be achieved in the future.

   The unaudited pro forma combining financial statements of Cendant Corporation are based on certain assumptions and adjustments described in the pro forma financial statements of HFS excluding the Merger, as set forth in Section B herein, and should be read in conjunction therewith and with the consolidated financial statements and related notes thereto of HFS, as included in the Current Report on Form 8-K of HFS Incorporated dated July 16, 1997 and CUC, as included in the Annual Report on Form 10-K of CUC International Inc. for the fiscal year ended January 31, 1997. The financial statements and related notes thereto of certain of the acquired companies previously filed with the SEC pursuant to Regulation S-X Rule 3-05, "Financial Statements of Businesses Acquired or to be Acquired."

TERMS OF THE MERGER

   The Agreement and Plan of Merger between CUC and HFS provides, among other things, for a "merger of equals" transaction involving the merger of HFS with and into CUC, with CUC surviving the Merger and changing its name to Cendant Corporation.

   In the Merger, each issued and outstanding share of HFS Common Stock, other than HFS Common Stock owned by HFS or CUC, will be converted into the right to receive 2.4031 shares of CUC Common Stock.

                                  SECTION A
                                                                   PAGE 1 OF 2
                             CENDANT CORPORATION
                 UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                                (IN THOUSANDS)

                                                    AT
                                        ---------------------------
                                           7/31/97       6/30/97
                                        ------------ -------------                   PRO FORMA
                                         HISTORICAL    HISTORICAL     PRO FORMA      COMBINED
                                           CUC(1)        HFS(1)      ADJUSTMENTS    COMPANIES
                                        ------------ -------------  -------------  -----------
ASSETS
Current assets
 Cash and cash equivalents.............  $  725,634    $    58,511                 $   784,145
 Restricted cash.......................                     23,742                      23,742
 Marketable securities.................     468,810                                    468,810
 Receivables, net......................     582,293        840,941                   1,423,234
 Other current assets..................     296,578        252,331                     548,909
                                        ------------ -------------                ------------
  Total current assets.................   2,073,315      1,175,525                   3,248,840
                                        ------------ -------------                ------------

Deferred membership acquisition costs .     383,177                                    383,177
Franchise agreements, net..............                    948,753                     948,753
Excess of costs over fair value of net
 assets acquired, net..................     449,503      1,868,438                   2,317,941
Other intangible assets, net...........      28,710        588,710                     617,420
Other assets...........................     297,456        848,357                   1,145,813
                                        ------------ -------------                ------------
                                          3,232,161      5,429,783                   8,661,944
                                        ------------ -------------                ------------
Assets under management and mortgage
 programs
 Net investment in leases and leased
  vehicles.............................                  3,643,601                   3,643,601
 Relocation receivables ...............                    579,575                     579,575
 Mortgage loans held for sale..........                    820,615                     820,615
 Mortgage servicing rights and fees ...                    272,042                     272,042
                                                     -------------                ------------
                                                         5,315,833                   5,315,833
                                        ------------ -------------                ------------
Total assets...........................  $3,232,161    $10,745,616                 $13,977,777
                                        ============ =============                ============

------------

(1) Certain reclassifications have been made to the historical CUC and HFS financial statements to conform to the presentation expected to be used by the combined companies.

       See notes to unaudited pro forma combining financial statements.

                                  SECTION A
                                                                   PAGE 2 OF 2
                             CENDANT CORPORATION
                 UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                                (IN THOUSANDS)

                                                        AT
                                            ---------------------------
                                               7/31/97       6/30/97
                                            ------------ -------------                    PRO FORMA
                                             HISTORICAL    HISTORICAL      PRO FORMA      COMBINED
                                               CUC(1)        HFS(1)       ADJUSTMENTS    COMPANIES
                                            ------------ -------------  --------------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities--accounts payable,
  accrued expenses, and other current
  liabilities..............................  $  472,779    $ 1,279,038                  $ 1,751,817
 Deferred income...........................     692,855        250,525                      943,380
 Long-term debt............................     562,882      1,173,967                    1,736,849
 Other non-current liabilities.............       8,746        120,165                      128,911
                                            ------------ -------------                 ------------
                                              1,737,262      2,823,695                    4,560,957
                                            ------------ -------------                 ------------
 Liabilities under management and mortgage
  programs
  Debt.....................................                  4,776,153                    4,776,153
  Deferred income taxes....................                    301,200                      301,200
                                                         -------------                 ------------
                                                             5,077,353                    5,077,353
                                                         -------------                 ------------
 Shareholders' equity
  Common stock.............................       4,164          1,614     $   2,190 (a)      7,968
  Additional paid-in capital...............     696,929      2,234,646      (192,660)(a)  2,738,915
  Retained earnings........................     892,168        808,982                    1,701,150
  Treasury stock...........................     (57,436)      (190,470)      190,470 (a)    (57,436)
  Restricted stock, deferred compensation .     (27,357)                                    (27,357)
  Foreign currency translation adjustment .     (13,569)       (10,204)                     (23,773)
                                            ------------ -------------                 ------------
  Total shareholders' equity...............   1,494,899      2,844,568                    4,339,467
                                            ------------ -------------  -------------- ------------
Total liabilities and shareholders'
 equity....................................  $3,232,161    $10,745,616     $            $13,977,777
                                            ============ =============  ============== ============

------------
(1) Certain reclassifications have been made to the historical CUC and HFS financial statements to conform to the presentation expected to be used by the combined companies.

       See notes to unaudited pro forma combining financial statements.

                                  SECTION A

                             CENDANT CORPORATION
              UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            FOR THE YEAR ENDED
                                        --------------------------
                                           1/31/97      12/31/96
                                        ------------ ------------                PRO FORMA
                                         HISTORICAL    PRO FORMA     PRO FORMA    COMBINED
                                           CUC(1)        HFS(1)     ADJUSTMENT    COMPANIES
                                        ------------ ------------  -----------   -----------
REVENUES
 Membership and service fees, net .....  $1,972,430    $1,915,999                 $3,888,429
 Software..............................     375,225                                  375,225
 Fleet leasing (net of depreciation
  and interest costs of $1,132,408) ...                    56,660                     56,660
 Other.................................                    30,279                     30,279
                                        ------------ ------------               ------------
 Net revenues..........................   2,347,655     2,002,938                  4,350,593
                                        ------------ ------------               ------------
EXPENSES
 Operating.............................     688,280       916,041                  1,604,321
 Marketing and reservation.............     887,852       285,954                  1,173,806
 General and administrative............     266,228        73,373                    339,601
 Depreciation and amortization.........      58,658       164,212                    222,870
 Merger and restructuring charges  ....     179,945                                  179,945
 Interest, net.........................      (9,549)       42,460                     32,911
 Other ................................                     5,698                      5,698
                                        ------------ ------------               ------------
 Total expenses........................   2,071,414     1,487,738                  3,559,152
                                        ------------ ------------               ------------
 Income before income taxes............     276,241       515,200                    791,441
 Provision for income taxes............     112,142       208,141                    320,283
                                        ------------ ------------               ------------
 Net income ...........................  $  164,099    $  307,059                 $  471,158
                                        ============ ============               ============
PER SHARE INFORMATION (B)
 Net income per share
  Primary..............................  $     0.41    $     1.76                 $     0.57
  Fully diluted........................        0.40          1.75                       0.57
 Weighted average shares outstanding
  Primary..............................     405,073       177,072     248,450        830,595
  Fully diluted .......................     409,521       177,840     249,527        836,888

------------
(1) Certain reclassifications have been made to the historical CUC and pro forma HFS financial statements to conform to the presentation expected to be used by the combined companies.

       See notes to unaudited pro forma combining financial statements.

                                  SECTION A

                             CENDANT CORPORATION
              UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             FOR THE SIX MONTHS ENDED
                                            --------------------------
                                               7/31/97      6/30/97
                                            ------------ ------------                PRO FORMA
                                             HISTORICAL    HISTORICAL    PRO FORMA    COMBINED
                                               CUC(1)        HFS(1)     ADJUSTMENT   COMPANIES
                                            ------------ ------------  -----------  ------------
REVENUES
 Membership and service fees, net..........  $1,125,159    $  830,346                 $1,955,505
 Software..................................     172,200                                  172,200
 Fleet leasing (net of depreciation and
  interest costs of $584,275)..............                   146,581                    146,581
 Other.....................................                   122,670                    122,670
                                            ------------ ------------               ------------
 Net revenues..............................   1,297,359     1,099,597                  2,396,956
                                            ------------ ------------               ------------
EXPENSES
 Operating.................................     408,990       435,062                    844,052
 Marketing and reservation.................     461,906       130,481                    592,387
 General and administrative................     140,991        57,112                    198,103
 Merger and restructuring charge
  associated with business combination (c)                    303,000                    303,000
 Depreciation and amortization.............      33,397        86,534                    119,931
 Interest, net.............................     (11,206)       30,747                     19,541
                                            ------------ ------------               ------------
 Total expenses............................   1,034,078     1,042,936                  2,077,014
                                            ------------ ------------               ------------
 Income before income taxes................     263,281        56,661                    319,942
 Provision for income taxes................     100,498        72,005                    172,503
                                            ------------ ------------               ------------
 Net income ...............................  $  162,783    $  (15,344)                $  147,439
                                            ============ ============               ============
PER SHARE INFORMATION (B)
 Net income per common share
  Primary and fully diluted ...............  $     0.38    $    (0.10)                $     0.18
 Weighted average number of common and
  dilutive common equivalent shares
  outstanding
  Primary..................................     436,237       158,342     266,714        861,293
  Fully diluted ...........................     439,166       158,342     266,680        864,188

------------
(1) Certain reclassifications have been made to the historical CUC and HFS financial statements to conform to the presentation expected to be used by the combined companies.

       See notes to unaudited pro forma combining financial statements.

                                  SECTION A

                             CENDANT CORPORATION
                    NOTES TO UNAUDITED PRO FORMA COMBINING
                             FINANCIAL STATEMENTS

(A) EQUITY

    In connection with the Merger, each outstanding share of HFS Common Stock will be converted into the right to receive 2.4031 shares of CUC Common Stock. In addition each share of HFS Common Stock that is owned by HFS or CUC will be cancelled and retired. The pro forma adjustment assumes that all 158.3 million shares of HFS Common Stock outstanding at June 30, 1997 (exclusive of 3.1 million shares of HFS Common Stock in treasury which will be cancelled and retired in connection with the Merger) will be converted into approximately 380.4 million shares of CUC Common Stock in accordance with the Exchange Ratio.

(B) PER SHARE INFORMATION

    Net income per share has been computed based upon the combined weighted average outstanding shares of CUC Common Stock and HFS Common Stock for each period. The historical weighted average number of equivalent outstanding shares of HFS Common Stock for each period has been adjusted to reflect the Exchange Ratio of 2.4031 shares of CUC Common Stock for each share of HFS Common Stock.

(C) HFS/PHH MERGER COSTS AND RESTRUCTURING

    Includes a one-time pre-tax merger and restructuring charge of $303 million (after-tax of $227 million or $.26 per common share for the six months ended June 30, 1997) recorded by HFS in connection with its merger with PHH Corporation ("PHH").

    CUC/HFS MERGER COSTS

    It is expected that Cendant Corporation will incur pre-tax transaction costs associated with the Merger which are expected to range from $600 million to $650 million, of which approximately $150 million will be lump sum payments. These costs associated with the Merger are being established by the combined management. In determining the amount of the reserve for these costs, management is considering the costs relating to facility and systems consolidations and the costs associated with exiting certain activities.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
                UNAUDITED PRO FORMA STATEMENT OF INCOME OF HFS
                             EXCLUDING THE MERGER

   The accompanying unaudited pro forma statement of income gives effect to the April 30, 1997 business combination of HFS and PHH which was accounted for as a pooling of interests (the "PHH Merger"). Accordingly, the underlying historical consolidated statement of income of HFS for the year ended December 31, 1996, reflects the combining of the historical financial results of PHH with the historical financial results of HFS.

   The pro forma statement of income for the year ended December 31, 1996 is also presented as if the following transactions had occurred on January 1, 1996: (i) the acquisition of Avis, Inc. ("Avis") and the November 1996 issuance of HFS Common Stock (the "Avis Offering") as partial consideration for Avis; (ii) the September 1997 initial public offering of a majority interest in the corporation which owns all company-owned Avis car rental locations; (iii) the acquisition of Resort Condominiums International, Inc. and its affiliates ("RCI") and the issuance of HFS common stock as partial consideration for RCI; (iv) the May 31, 1996 acquisition of the common stock of Coldwell Banker and the related contribution of Coldwell Banker's owned real estate brokerage offices (the "Owned Brokerage Business") to a newly created independent trust (the "Trust") (the "Coldwell Banker Transaction");
(v) the receipt of proceeds from an offering of HFS's common stock (the "Second Quarter 1996 Offering") to the extent necessary to fund (a) the acquisition of Coldwell Banker and the related repayment of indebtedness and acquisition expenses and (b) the cash consideration portion in the Avis acquisition; (vi) the acquisitions of: the six non-owned Century 21 NORS during the second quarter of 1996, Travelodge on January 23, 1996 and ERA on February 12, 1996 (collectively, the "Other 1996 Acquisitions"); and (vii) the February 22, 1996 issuance of $240 million of 4 3/4% Convertible Senior Notes Due 2003 to the extent such proceeds were used to finance the Other 1996 Acquisitions.

   All of HFS's aforementioned acquisitions (other than PHH) have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, with appropriate recognition given to the effect of current interest rates and income taxes. Management believes that the accounting used to reflect the above transactions provides a reasonable basis on which to present the unaudited pro forma statement of income of HFS for the year ended December 31, 1996. HFS has entered into certain immaterial transactions which are not reflected in the pro forma statement of income.

   The pro forma statement of income does not purport to present the financial position or results of operations of HFS had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma statement of income does not reflect cost savings and revenue enhancements that management believes have been and may continue to be realized following the acquisitions. These cost savings have been and are expected to be realized primarily through the restructuring of operations as well as revenue enhancements realized through the leveraging of HFS's preferred alliance programs. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that were actually realized or will be realized.

   The pro forma statement of income is based on certain assumptions and adjustments described in the Notes to Unaudited Pro Forma Statement of Income and should be read in conjunction therewith and with the consolidated financial statements and related notes thereto of HFS, as included in the Current Report on Form 8-K of HFS Incorporated dated July 16, 1997, and the financial statements and related notes of the acquired companies previously filed with the Securities and Exchange Commission pursuant to Regulation S-X Rule 3-05, "Financial Statements of Businesses Acquired or to be Acquired."

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
                   UNAUDITED PRO FORMA STATEMENT OF INCOME
                     For the Year Ended December 31, 1996
                   (In thousands, except per share amounts)

                                                HISTORICAL
                                         -------------------------
                                                        ACQUIRED      PRO FORMA
                                              HFS       COMPANIES    ADJUSTMENTS    PRO FORMA
                                         ------------ -----------  -------------- ------------
NET REVENUES
 Service fees, net .....................  $1,340,534    $623,159     $ 11,835 (a)   $1,915,999
                                                                     (235,625)(b)
                                                                      176,096 (d)
 Fleet leasing (net of depreciation
  and interest costs of $1,132,408)  ...      56,660                                    56,660
 Other..................................      40,717       5,718                        46,435
 Equity in earnings (loss) of Avis Inc.
  car rental operations.................       2,261                  (18,417)(d)      (16,156)
                                         ------------ -----------  -------------- ------------
Net revenues............................   1,440,172     628,877      (66,111)       2,002,938
                                         ------------ -----------  -------------- ------------
EXPENSES


 Operating..............................     660,079     479,075       79,886 (d)
                                                                      (75,636)(e)
                                                                     (227,363)(f)      916,041

Marketing and reservation..............     157,347     128,607                        285,954
 General and administrative.............     73,373                                     73,373
 Depreciation and amortization..........     97,811      40,884        25,517 (g)      164,212
 Interest, net..........................     19,695     (17,728)       11,718 (h)       42,460
                                                                        6,000 (d)
                                                                       22,775 (c)
 Other..................................                   6,114         (416)(i)        5,698
                                         ------------ -----------  -------------- ------------
Total expenses..........................   1,008,305     636,952     (157,519)       1,487,738
                                         ------------ -----------  -------------- ------------
Income (loss) before income taxes ......     431,867      (8,075)      91,408          515,200
Provision (benefit) for income taxes ...     174,626      (6,689)      40,204 (j)      208,141
                                         ------------ -----------  -------------- ------------
Net income (loss).......................  $  257,241    $ (1,386)    $ 51,204       $  307,059
                                         ============ ===========  ============== ============
PER SHARE INFORMATION (PRIMARY)
 Net income ............................  $     1.59                                $     1.76
                                         ============                             ============
 Weighted average shares outstanding  ..     164,378                   12,694 (k)      177,072
                                         ============              ============== ============
PER SHARE INFORMATION (FULLY DILUTED)
 Net income ............................  $     1.58                                $     1.75
                                         ============                             ============
 Weighted average shares  outstanding  .     165,146                   12,694 (k)      177,840
                                         ============              ============== ============

------------
Note: Certain reclassifications have been made to the historical results of HFS and acquired companies to conform to HFS's pro forma classification.

            See notes to unaudited pro forma financial statements.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
          UNAUDITED HISTORICAL CONSOLIDATING STATEMENT OF OPERATIONS
                            OF ACQUIRED COMPANIES
                     For the Year Ended December 31, 1996
                                (In thousands)

                                                          HISTORICAL (1)
                                       -----------------------------------------------------
                                         AVIS, (2)                 COLDWELL     OTHER 1996       TOTAL
                                        AS ADJUSTED      RCI        BANKER     ACQUISITIONS   HISTORICAL
                                       ------------- ----------  ----------- --------------  ------------
NET REVENUES
 Service fees ........................    $32,335      $284,996    $295,478      $10,350       $623,159
 Other ...............................                                4,067        1,651          5,718
                                       ------------- ----------  ----------- --------------  ------------
  Net revenues .......................     32,335       284,996     299,545       12,001        628,877
                                       ------------- ----------  ----------- --------------  ------------
EXPENSES
 Operating ...........................     25,379       130,113     312,348       11,235        479,075
 Marketing and reservation............                  128,607                                 128,607
 Depreciation and amortization  ......     15,345        16,097       9,021          421         40,884
 Interest, net .......................                  (22,376)      3,155        1,493        (17,728)
 Other ...............................                    4,838         512          764          6,114
                                       ------------- ----------  ----------- --------------  ------------
  Total expenses .....................     40,724       257,279     325,036       13,913        636,952
                                       ------------- ----------  ----------- --------------  ------------
Income (loss) before income taxes  ...     (8,389)       27,717     (25,491)      (1,912)        (8,075)
Provision (benefit) for income taxes           99         3,644     (10,432)                     (6,689)
                                       ------------- ----------  ----------- --------------  ------------
Net income (loss) ....................    $(8,488)     $ 24,073    $(15,059)     $(1,912)      $ (1,386)
                                       ============= ==========  =========== ==============  ============

------------
(1) Reflects results of operations for the period from January 1, 1996 to the respective dates of acquisition.
(2) The historical consolidated statement of operations of Avis, as adjusted, has been adjusted to present only the historical operating results of the portion of Avis intended to be retained by HFS.
Note: Certain reclassifications have been made to the historical results of acquired companies to conform to HFS's pro forma classification.

            See notes to unaudited pro forma financial statements.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
          UNAUDITED HISTORICAL CONSOLIDATING STATEMENT OF OPERATIONS
                          OF OTHER 1996 ACQUISITIONS
                     For the Year Ended December 31, 1996
                                (In thousands)

                                     CENTURY 21
                                      NORS (1)    TRAVELODGE (1)   ERA (1)     TOTAL
                                    ------------ --------------  ---------- ---------
NET REVENUES
 Service fees .....................    $6,668          $688        $ 2,994    $10,350
 Other ............................       449                        1,202      1,651
                                    ------------ --------------  ---------- ---------
  Net revenues ....................     7,117           688          4,196     12,001
                                    ------------ --------------  ---------- ---------
EXPENSES
 Operating.........................     7,566           552          3,117     11,235
 Depreciation and amortization  ...       285                          136        421
 Interest, net ....................         2                        1,491      1,493
 Other.............................                                    764        764
                                    ------------ --------------  ---------- ---------
  Total expenses ..................     7,853           552          5,508     13,913
                                    ------------ --------------  ---------- ---------
Income (loss) before income taxes        (736)          136         (1,312)    (1,912)
Provision for income taxes ........
                                    ------------ --------------  ---------- ---------
Net income (loss) .................    $ (736)         $136        $(1,312)   $(1,912)
                                    ============ ==============  ========== =========

------------
(1) Reflects results of operations for the period from January 1, 1996 to the respective dates of acquisition.
Note: Certain reclassifications have been made to the historical results of acquired companies to conform to HFS's pro forma classification.

            See notes to unaudited pro forma financial statements.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

A. SERVICE FEE REVENUE:

   The pro forma adjustment reflects the elimination of franchise revenue paid by the Century 21 NORS to Century 21 under sub-franchise agreements (offset against operating expense--see Note e) and the addition of franchise fees to be received under franchise contracts with owned brokerage offices upon contribution of the Owned Brokerage Business to the Trust. Pro forma adjustments to service fee revenue consist of the following ($000's):

                                                                   FOR THE YEAR ENDED
                                                                      DECEMBER 31,
                                                                          1996
                                                                   ------------------
Eliminate:
 Century 21 revenue included as Century 21 NORS operating expense        $(1,003)
Add:
 Franchise fees from Owned Brokerage Business.....................        12,838
                                                                   ------------------
  Total...........................................................       $11,835
                                                                   ==================

   The Franchise fees from the Owned Brokerage Business, which are based on the franchise contracts with the Trust, are calculated at approximately 5.7% of gross commissions earned by the Owned Brokerage Business on sales of real estate properties.

B. OWNED BROKERAGE BUSINESS REVENUE:

   The pro forma adjustment reflects the elimination of revenue generated from Coldwell Banker's 318 formerly owned brokerage offices. HFS contributed the net assets of the Owned Brokerage Business to the Trust upon consummation of the Coldwell Banker acquisition. The free cash flow of the Trust is expended at the discretion of the trustees to enhance the growth of funds available for advertising and promotion.

C. OTHER REVENUE:

   The pro forma adjustment reflects the elimination of revenue associated with investment income generated from RCI cash and marketable securities which were distributed in the form of a dividend to the former shareholder of RCI prior to consummation of the RCI acquisition.

D. CAR RENTAL OPERATING COMPANY OPERATIONS:

   At the time HFS acquired Avis, it had developed and announced a plan (the "Plan") to do the following:

   1. Retain certain assets acquired, including the reservation system, franchise agreements, trademarks and tradenames and certain liabilities.

   2. Segregate the assets used in the car rental operations in ARAC and to dispose of approximately 75% of ARAC within one year through an initial public offering ("IPO") thereby diluting HFS's interest to approximately 25%. All of the proceeds from the IPO would be retained by ARAC.

   3. Enter into a license agreement with ARAC licencing its use of the trademarks and tradename under which HFS is to provide other franchise services.

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME--(CONTINUED)

D. CAR RENTAL OPERATING COMPANY OPERATIONS:  (Continued)
    The pro forma adjustments are comprised of the following ($000's):

                                                FOR THE PERIOD JANUARY 1, 1996   FOR THE PERIOD OCTOBER 17, 1996
                                                   THROUGH OCTOBER 16, 1996         THROUGH DECEMBER 31, 1996          TOTAL
                                                ------------------------------   --------------------------------   ------------
Historical income before taxes from ARAC car
 rental operations.................................              $  69,799                        --
ADJUSTMENTS TO ARAC:
 ELIMINATION OF HISTORICAL EXPENSE ASSOCIATED
  WITH:
  Reservation and information technology services
   (HFS Expense)(i)................................  $ 63,594                       $ 16,292                       $  79,886
                                                                                                                ============
  Depreciation and amortization....................    27,425                             --
 ADDITION OF PRO FORMA EXPENSES ASSOCIATED WITH:
  Depreciation and amortization (ii)...............   (14,504)                            --
  Increased financing costs (iii)..................      (803)      75,712                --     $ 16,292
                                                    ----------                     ----------
  HFS SERVICE FEE ADJUSTMENTS:
   Reservation and information technology services
    (i)............................................   (63,594)                       (16,292)
   Service fees from franchised locations (iv) ....   (15,562)                        (4,289)
   Royalty payment from Avis Inc. to HFS (v) ......   (61,505)    (140,661)          (14,854)     (35,435)         $(176,096)
                                                    ---------- -----------         ----------  -----------       ============
Adjusted income (loss) before taxes from ARAC  ....                  4,850                        (19,143)
 Provision for income taxes........................                  1,945                             --
                                                               -----------                    -----------
 Adjusted net income (loss) from ARAC .............                  2,905                        (19,143)
HFS ownership percentage...........................                     25%                           100%
                                                               -----------                    -----------
HFS's equity in earnings (loss) of Avis Inc.'s car
 rental operations.................................              $     726                       $(19,143)        $ (18,417)
                                                               ===========                    ===========       ============
OTHER REVENUE ADJUSTMENT:
 Elimination of historical interest income related
  to cash consideration portion of Avis
  acquisition (vi).................................              $   6,000                             --          $   6,000
                                                               ===========                    ===========        ============

------------
(i) Subsequent to the IPO, HFS will retain and operate the telecommunications and computer processing system which services ARAC for reservations, rental agreement processing, accounting and fleet control. The pro forma adjustment reflects a planned contractual agreement with ARAC, under which HFS will charge ARAC at cost for reservation and information technology services provided.

(ii) The estimated fair value of Avis property and equipment intended to be retained by ARAC is $101.0 million, comprised primarily of furniture, fixtures, and leasehold improvements, which is amortized on a straight-line basis over the estimated useful lives, which average seven years. Excess of cost over fair value of net assets acquired by ARAC is valued at $154.0 million and is amortized on a straight line basis over a benefit period of 40 years.

(iii) In connection with the acquisition of Avis, approximately $1 billion of tax-advantaged debt was repaid and replaced by a similar amount of non tax-advantaged debt. This resulted in an increase in interest rates, due to the loss of tax benefits from the Employee Stock Ownership Plan ("ESOP") financing which were passed through from various lenders to Avis ($000's):

                              FOR THE YEAR ENDED
                                 DECEMBER 31,
                                     1996
                              ------------------
  Eliminate former
   facilities ...............      $(127,018)
  Add current facilities  ...        127,821
                              ------------------
  Increased financing cost  .      $     803
                              ==================

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME--(CONTINUED)

D. CAR RENTAL OPERATING COMPANY OPERATIONS:  (Continued)

(iv)    Reflects historical franchise fee revenue from third parties.

(v) In connection with HFS's plan to dispose of approximately 75% of ARAC, HFS will enter into a franchise agreement with ARAC for ARAC's use of the Avis trademarks and tradename. The royalty payment to be made to HFS from ARAC for use of the Avis trademarks and tradename is calculated at 4.0% of the revenues generated by ARAC which is the net royalty percentage HFS expects to receive pursuant to the franchise agreement. Such payments are calculated as follows ($000's):

                            FOR THE YEAR ENDED
                               DECEMBER 31,
                                   1996
                                   ----
Revenues generated by
 ARAC......................     $1,908,985
Royalty percentage.........            4.0%
                            ------------------
Royalty payment to HFS ....     $   76,359
                            ==================

(vi) The pro forma adjustment eliminates historical interest income on the portion of cash generated from the Second Quarter 1996 Offering which was used to finance the Avis acquisition.

   In September 1997, HFS completed the IPO of ARAC which diluted HFS's ownership interest to approximately 27.5%. The actual results of the IPO and its related impact on the unaudited pro forma statement of income for the year ended December 31, 1996 does not differ materially from the pro forma effects of the assumptions and estimates used in the preparation of such financial statement.

E. OPERATING EXPENSE:

   The pro forma adjustments reflects the elimination of; (i) royalty payments made by the Century 21 NORS to Century 21 under subfranchise agreements (offset against service fee revenue--see Note a); (ii) the payment of Coldwell Banker stock options as a result of change in control provisions in connection with the acquisition of Coldwell Banker by HFS and; (iii) a one-time bonus payment paid to RCI employees by the former shareholder of RCI pursuant to the stock purchase agreement in connection with the acquisition of RCI by HFS ($000's).

                       FOR THE YEAR ENDED
                          DECEMBER 31,
                              1996
                       ------------------
Franchise fees .......       $ 1,003
Stock option expense          40,801
Bonus payment.........        33,832
                       ------------------
 Total................       $75,636
                       ==================

F. OPERATING EXPENSE:

   The pro forma adjustment reflects the elimination of expenses associated with Coldwell Banker's formerly owned brokerage offices (see Note b). The majority of Owned Brokerage Business expenses are directly attributable to the business. Based on HFS's due diligence of Coldwell Banker the Company determined that common expenses were allocated to the owned brokerage business based on a reasonable allocation method. Such allocations were based on the ratio of number of employees, the amount of space occupied and revenue generated by the Owned Brokerage Business relative to Coldwell Banker in the aggregate and multiplied by corresponding common costs as appropriate to determine allocable expenses.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME--(CONTINUED)

G. DEPRECIATION AND AMORTIZATION:

   The pro forma adjustment for depreciation and amortization is comprised of ($000's):

   For the year ended December 31, 1996:

                                                     COLDWELL     OTHER 1996
                               RCI         AVIS       BANKER     ACQUISITIONS     TOTAL
                           ----------- -----------  ---------- --------------  -----------
Elimination of historical
 expense..................   $(16,097)   $(15,345)    $(9,021)      $ (421)      $(40,884)
Property, equipment and
 furniture and fixtures ..      6,686       4,924         482           --         12,092
Intangible assets.........     20,114      24,658       8,495        1,042         54,309
                           ----------- -----------  ---------- --------------  -----------
 Total....................   $ 10,703    $ 14,237     $   (44)      $  621       $ 25,517
                           =========== ===========  ========== ==============  ===========

 RCI

   The fair value of RCI's property and equipment is estimated at approximately $55.7 million and is amortized on a straight-line basis over the estimated useful lives, ranging from seven to thirty years.

   RCI's intangible assets consist of customer lists and excess of cost over fair value of net assets acquired. Estimated fair value of RCI's customer lists are approximately $100 million and are amortized on a straight-line basis over the period to be benefited which is 10 years. The fair value ascribed to customer lists is determined based on the historical renewal rates of RCI members. The excess of cost over fair value of net assets acquired is estimated at approximately $477.7 million and is determined to have a benefit period of forty years, which is based on RCI being a leading provider of services to the timeshare industry, which includes being the world's largest provider of timeshare exchange programs.

 Avis

   The estimated fair value of Avis's property and equipment retained by HFS is $96.0 million, comprised primarily of reservation equipment and related assets and to the Avis Headquarters office. Such property and equipment is amortized on a straight-line basis over the estimated benefit periods ranging from 5 to 30 years. Avis's intangible assets recorded by HFS (not applicable to ARAC) are comprised of the Avis trademark, a reservation system and customer data base, and excess of cost over fair value of net assets acquired. The estimated fair value of the Avis trademark is approximately $400 million and is amortized on a straight-line basis over a benefit period of 40 years. The estimated fair value of the reservation system and customer data base are approximately $95.0 million and $14.0 million, respectively and are amortized on a straight line basis over the periods to be benefited which are 10 years and 6.5 years, respectively.

   The excess of cost over fair value of net assets acquired applicable to the allocated portion of the business to be retained by HFS is estimated at approximately $317.6 million and is determined to have a benefit period of 40 years, which is based on Avis' position as the second largest car rental system in the world, the recognition of its brand name in the car rental industry and the longevity of the car rental business.

 Coldwell Banker

   The estimated fair value of Coldwell Banker's property and equipment (excluding land) of $15.7 million, is amortized on a straight-line basis over the estimated benefit periods ranging from five to 25 years. Coldwell Banker's intangible assets are comprised of franchise agreements and excess of cost over fair value of net assets acquired. The franchise agreements with the brokerage offices comprising the Trust

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME--(CONTINUED)

G. DEPRECIATION AND AMORTIZATION:  (Continued)

are valued independently of all other franchise agreements with Coldwell Banker affiliates. Franchise agreements within the Trust and independent of the Trust are valued at $218.5 million and $218.7 million, respectively, and are amortized on a straight line basis over the respective benefit periods of 40 years and 35 years, respectively. The benefit period associated with Trust franchise agreements was based upon a long history of gross commission sustained by the Trust. The benefit period associated with the Coldwell Banker affiliates' franchise agreements was based upon the historical profitability of such agreements and historical renewal rates. The excess of cost over fair value of net assets acquired is estimated at approximately $347.0 million and is determined to have a benefit period of 40 years, which is based on Coldwell Banker's position as the largest gross revenue producing real estate company in North America, the recognition of its brand name in the real estate brokerage industry and the longevity of the real estate brokerage business.

 Other 1996 Acquisitions

   The estimated fair values of Other 1996 Acquisitions franchise agreements aggregate $61.0 million and are being amortized on a straight-line basis over the periods to be benefited, which range from twelve to thirty years. The estimated fair values of Other Acquisitions excess of cost over fair value of net assets acquired aggregate $187.4 million and are each being amortized on a straight-line basis over the periods to be benefited, which are 40 years.

H. INTEREST EXPENSE:

                                                                              FOR THE YEAR ENDED
                                                                                   DECEMBER 31,
                                                                                      1996
                                                                              ------------------
Elimination of historical interest expense of ($000's):
 Other 1996 Acquisitions......................................................       $(1,493)
 RCI..........................................................................          (399)
Reversal of Coldwell Banker...................................................        (3,155)
RCI...........................................................................        15,495
4 3/4% Notes to finance Other 1996 Acquisitions ..............................         1,270
                                                                              ------------------
  Total.......................................................................       $11,718
                                                                              ==================

 Coldwell Banker

   The pro forma adjustment reflects the reversal of historical interest expense relating to the following ($000's):

                                                                               FOR THE YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1996
                                                                               ------------------
Expense associated with the Owned Brokerage Business (i) .....................       $ (179)
Expense associated with revolving credit facility borrowings which were
 repaid with proceeds from offering (ii)......................................        3,334
                                                                               ------------------
 Total........................................................................       $3,155
                                                                               ==================

(i) HFS paid substantially all outstanding debt of Coldwell Banker at the consummation date of the acquisition. Therefore, a determination as to the reasonableness of allocated Coldwell Banker interest to the Owned Brokerage Business is unnecessary.

(ii) At the date of acquisition, HFS repaid $105 million of Coldwell Banker indebtedness which represented borrowings under a revolving credit facility at a variable rate of interest (LIBOR plus a margin ranging from .5% to 1.25%).

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME--(CONTINUED)

H. INTEREST EXPENSE:  (Continued)

  RCI

   The pro forma adjustment reflects the recording of interest expense on $285 million of borrowings under HFS's revolving credit facilities at an interest rate of 6.3% which is the variable rate in effect on the date of borrowing. Borrowings represent the amount used as partial consideration in the RCI acquisition.

  4 3/4% Notes

   The pro forma adjustment reflects interest expense and amortization of deferred financing costs related to the February 22, 1996 issuance of the 4 3/4% Notes (5.0% effective interest rate) to the extent that such proceeds were used to finance the acquisitions of ERA ($36.8 million), Travelodge ($39.3 million), and the Century 21 NORS ($95.0 million).

 Effect of a 1/8% variance in variable interest rates

   As mentioned above, interest expense was incurred on borrowings under the HFS's revolving credit facility which partially funded the acquisition of RCI. HFS recorded interest expense using the variable interest rate in effect on the respective borrowing dates. The effect on pro forma net income assuming a 1/8% variance in the variable interest rate used to calculate interest expense is immaterial.

I. OTHER EXPENSES:

   The pro forma adjustment eliminates charitable contributions made by the former stockholder of RCI.

J. INCOME TAXES:

   The pro forma adjustment to income taxes is comprised of ($000's):

                                                FOR THE YEAR ENDED
                                                   DECEMBER 31,
                                                       1996
                                                ------------------
Reversal of historical (provision) benefit of:
 HFS...........................................      $(174,626)
 RCI...........................................         (3,644)
 Avis..........................................            (99)
 Coldwell Banker...............................         10,432
Pro forma provision............................        208,141
                                                ------------------
  Total........................................      $  40,204
                                                ==================

   The pro forma provisions for taxes were computed using pro forma pre-tax amounts and the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME--(CONTINUED)

 K. WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

   The pro forma adjustment to weighted average shares consists of the following (000's):

                                                              WEIGHTED AVERAGE
                                                                   SHARES
                                                  ISSUANCE   FOR THE YEAR ENDED
                                                 PRICE PER      DECEMBER 31,       ACQUISITION
                                                   SHARE            1996               DATE
                                                ----------- ------------------  -----------------
Avis Offering..................................    $74.06           3,621       October 17, 1996
RCI............................................    $75.00             863       November 12, 1996
Second Quarter 1996 Offering--Coldwell Banker .    $59.99           5,350       May 31, 1996
Second Quarter 1996 Offering--Avis.............    $59.99           2,550       October 17, 1996
Century 21 NORS................................    $49.83             310       April 3, 1996
                                                            ------------------  -----------------
 Total.........................................                    12,694
                                                            ==================

   The unaudited Pro Forma Statement of Income of HFS for the year ended December 31, 1996 is presented as if the acquisitions took place at the beginning of the period thus, the stock issuances referred to above are considered outstanding as of the beginning of the period for purposes of per share calculations.

                                  SECTION C

                             CENDANT CORPORATION
      UNAUDITED HISTORICAL COMBINING FINANCIAL STATEMENTS FOR THE MERGER

   The following unaudited historical combining financial statements give effect to the proposed merger of HFS with and into CUC (the postmerger company "Cendant Corporation"), which will be accounted for as a pooling of interests. Upon consummation of the Merger, CUC intends to change its fiscal year end from January 31 to December 31. The underlying historical combining balance sheet as of June 30, 1997 and historical combining statements of income for the six months ended June 30, 1996 and 1997 and for each of the years in the three year period ended December 31, 1996 reflect the combining of the historical financial results of CUC with the historical financial results of HFS and give effect to the conversion of HFS Common Stock into CUC Common Stock.

   The unaudited historical combining financial statements of Cendant Corporation reflect adjustments for the pooling of CUC and HFS, including reclassifications to conform to the presentation expected to be used by the merged companies and shares issued in connection with the Merger.

   The unaudited historical combining financial statements do not purport to present the results of operations of Cendant Corporation, had the Merger occurred, nor are they necessarily indicative of the operating results that may be achieved in the future.

   The unaudited historical combining financial statements of Cendant Corporation should be read in conjunction with the consolidated financial statements and related notes thereto of HFS, as included in the Current Report on Form 8-K of HFS Incorporated dated July 16, 1997 and CUC, as included in the Annual Report on Form 10-K of CUC International Inc. for the fiscal year ended January 31, 1997.

TERMS OF THE MERGER

   The Agreement and Plan of Merger between CUC and HFS provides, among other things, for a "merger of equals" transaction involving the merger of HFS with and into CUC, with CUC surviving the Merger and changing its name to Cendant Corporation.

   In the Merger, each issued and outstanding share of HFS Common Stock, other than HFS Common Stock owned by HFS or CUC, will be converted into the right to receive 2.4031 shares of CUC Common Stock.

                                  SECTION C
                                                                   PAGE 1 OF 2
                             CENDANT CORPORATION
                 UNAUDITED HISTORICAL COMBINING BALANCE SHEET
                                (IN THOUSANDS)

                                                          AT
                                            ---------------------------
                                                 7/31/97       6/30/97                    PRO FORMA
                                             ------------ -------------     PRO FORMA      COMBINED
                                                 CUC(1)        HFS(1)      ADJUSTMENTS    COMPANIES
                                              ------------ -------------  -------------  -----------
ASSETS
 Current assets
  Cash and cash equivalents ..................  $  725,634    $    58,511                 $   784,145
  Restricted cash ............................                     23,742                      23,742
  Marketable securities ......................     468,810                                    468,810
  Receivables, net ...........................     582,293        840,941                   1,423,234
  Other current assets .......................     296,578        252,331                     548,909
                                               ------------ -------------                ------------
Total current assets .........................   2,073,315      1,175,525                   3,248,840
                                               ------------ -------------                ------------
 Deferred membership acquisition costs  ......     383,177                                    383,177
 Franchise agreements, net ...................                    948,753                     948,753
 Excess of cost over fair value of net assets
  acquired, net ..............................     449,503      1,868,438                   2,317,941
 Other intangible assets, net ................      28,710        588,710                     617,420
 Other assets ................................     297,456        848,357                   1,145,813
                                               ------------ -------------                ------------
                                                 3,232,161      5,429,783                   8,661,944
                                               ------------ -------------                ------------
Assets under management and mortgage programs
 Net investment in leases and leased vehicles                   3,643,601                   3,643,601
 Relocation receivables ......................                    579,575                     579,575
 Mortgage loans held for sale ................                    820,615                     820,615
 Mortgage servicing rights and fees  .........                    272,042                     272,042
                                                            -------------                ------------
                                                                5,315,833                   5,315,833
                                               ------------ -------------                ------------
Total assets .................................  $3,232,161    $10,745,616                 $13,977,777
                                               ============ =============                ============

------------
(1) Certain reclassifications have been made to the historical CUC and HFS financial statements to conform to the presentation expected to be used by the combined companies.

      See notes to unaudited historical combining financial statements.

                                  SECTION C
                                                                   PAGE 2 OF 2
                             CENDANT CORPORATION
                 UNAUDITED HISTORICAL COMBINING BALANCE SHEET
                                (IN THOUSANDS)

                                                 AT
                                      --------------------------
                                        7/31/97       6/30/97                     PRO FORMA
                                      ------------ -------------    PRO FORMA      COMBINED
                                          CUC(1)        HFS(1)     ADJUSTMENTS    COMPANIES
                                      ------------ -------------  -------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities--accounts
  payable, accrued expenses, and
  other current liabilities .........  $  472,779    $ 1,279,038                  $ 1,751,817
 Deferred income ....................     692,855        250,525                      943,380
 Long-term debt .....................     562,882      1,173,967                    1,736,849
 Other non-current liabilities  .....       8,746        120,165                      128,911
                                      ------------ -------------                 ------------
                                        1,737,262      2,823,695                    4,560,957
                                      ------------ -------------                 ------------

Liabilities under management and
 mortgage programs ..................
 Debt ...............................                  4,776,153                    4,776,153
 Deferred income taxes ..............                    301,200                      301,200
                                                   -------------                 ------------
                                                       5,077,353                    5,077,353
                                                   -------------                 ------------
SHAREHOLDERS' EQUITY
 Common stock .......................       4,164          1,614   $  2,190 (a)         7,968
 Additional paid-in capital .........     696,929      2,234,646   (192,660)(a)     2,738,915
 Retained earnings ..................     892,168        808,982                    1,701,150
 Treasury stock .....................     (57,436)      (190,470)   190,470 (a)       (57,436)
 Restricted stock, deferred
  compensation ......................     (27,357)                                    (27,357)
 Foreign currency translation
  adjustment ........................     (13,569)       (10,204)                     (23,773)
                                      ------------ -------------                 ------------
Total shareholders' equity ..........   1,494,899      2,844,568                    4,339,467
                                      ------------ -------------                 ------------
Total liabilities and shareholders'
 equity .............................  $3,232,161    $10,745,616                  $13,977,777
                                      ============ =============                 ============

------------
(1) Certain reclassifications have been made to the historical CUC and HFS financial statements to conform to the presentation expected to be used by the combined companies.

      See notes to unaudited historical combining financial statements.

                                  SECTION C

                             CENDANT CORPORATION
              UNAUDITED HISTORICAL COMBINING STATEMENT OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   FOR THE YEAR ENDED
                                              --------------------------
                                                 1/31/95     12/31/94
                                              -----------  ------------  PRO FORMA     COMBINED
                                                 CUC(1)       HFS(1)     ADJUSTMENT   COMPANIES
                                              -----------  ------------  ----------  ------------
REVENUES
 Membership and service fees, net  ........  $1,363,561    $815,423                 $2,178,984
 Software..................................     191,050                                191,050
 Fleet leasing (net of depreciation and
  interest costs of $976,244) .............                  47,860                     47,860
 Other.....................................                  28,837                     28,837
                                            ------------ ----------               ------------
 Net revenues..............................   1,554,611     892,120                  2,446,731
                                            ------------ ----------               ------------
EXPENSES
 Operating.................................     463,370     458,462                    921,832
 Marketing and reservation.................     618,330     124,603                    742,933
 General and administrative................     190,303      29,452                    219,755
 Depreciation and amortization.............      43,463      53,712                     97,175
 Costs related to Ideon products abandoned
  and restructuring........................       7,900                                  7,900
 Interest, net.............................      (7,937)     18,490                     10,553
 Other.....................................     (17,749)                               (17,749)
                                            ------------ ----------               ------------
 Total expenses............................   1,297,680     684,719                  1,982,399
                                            ------------ ----------               ------------
 Income before income taxes................     256,931     207,401                    464,332
 Provision for income taxes................      94,874      84,868                    179,742
                                            ------------ ----------               ------------
 Net income before cumulative effect of
  accounting change for income taxes ......     162,057     122,533                    284,590
 Cumulative effect of accounting change
  for income taxes.........................       2,000                                  2,000
                                            ------------ ----------               ------------
 Net income ...............................  $  164,057    $122,533                 $  286,590
                                            ============ ==========               ============
PER SHARE INFORMATION (D)
 Net income per share
  Primary .................................  $     0.43    $   0.95                 $     0.42
  Fully diluted ...........................  $     0.43    $   0.95                 $     0.41
 Weighted average shares outstanding
  Primary .................................     379,261     129,535     181,751        690,547
  Fully diluted............................     390,856     129,563     181,790        702,209

------------
(1) Certain reclassifications have been made to the historical CUC and historical HFS financial statements to conform to the presentation expected to be used by the combined companies.

      See notes to unaudited historical combining financial statements.

                                  SECTION C

                             CENDANT CORPORATION
              UNAUDITED HISTORICAL COMBINING STATEMENT OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              FOR THE YEAR ENDED
                                           --------------------------
                                              1/31/96     12/31/95
                                            -----------  ------------  PRO FORMA     COMBINED
                                               CUC(1)       HFS(1)     ADJUSTMENT   COMPANIES
                                            -----------  ------------  ----------  ------------
REVENUES
 Membership and service fees, net  .......  $1,643,242   $  962,954                 $2,606,196
 Software.................................     291,990                                 291,990
 Fleet leasing (net of depreciation and
  interest costs of $1,088,993) ..........                   52,079                     52,079
 Other....................................                   41,857                     41,857
                                           ------------ -----------               ------------
 Net revenues.............................   1,935,232    1,056,890                  2,992,122
                                           ------------ -----------               ------------
EXPENSES
 Operating................................     582,357      528,571                  1,110,928
 Marketing and reservation................     737,440      137,715                    875,155
 General and administrative...............     243,043       36,457                    279,500
 Depreciation and amortization............      49,736       63,178                    112,914
 Costs related to Ideon products
  abandoned and restructuring.............      97,029                                  97,029
 Interest, net............................      (9,685)      22,949                     13,264
                                           ------------ -----------               ------------
 Total expenses...........................   1,699,920      788,870                  2,488,790
                                           ------------ -----------               ------------
 Income before income taxes...............     235,312      268,020                    503,332
 Provision for income taxes...............      90,337      110,170                    200,507
                                           ------------ -----------               ------------
 Net income ..............................  $  144,975   $  157,850                 $  302,825
                                           ============ ===========               ============
PER SHARE INFORMATION (D)
 Net income per share
  Primary.................................  $     0.37   $     1.14                 $     0.42
  Fully diluted...........................  $     0.37   $     1.12                 $     0.41
 Weighted average shares outstanding
  Primary.................................     392,208      142,490     199,927        734,625
  Fully diluted...........................     401,483      144,489     202,733        748,705

------------
(1) Certain reclassifications have been made to the historical CUC and historical HFS financial statements to conform to the presentation expected to be used by the combined companies.

      See notes to unaudited historical combining financial statements.

                                  SECTION C

                             CENDANT CORPORATION
              UNAUDITED HISTORICAL COMBINING STATEMENT OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     FOR THE YEAR ENDED
                                                 --------------------------
                                                    1/31/97     12/31/96
                                                 -----------  ------------  PRO FORMA     COMBINED
                                                    CUC(1)       HFS(1)     ADJUSTMENT   COMPANIES
                                                 -----------  ------------  ----------  ------------
REVENUES
 Membership and service fees, net ..............  $1,972,430    $1,340,534                 $3,312,964
 Software ......................................     375,225                                  375,225
 Fleet leasing (net of depreciation and
  interest costs of $1,132,408) ................                    56,660                     56,660
 Other .........................................                    42,978                     42,978
                                                 ------------ ------------               ------------
 Net revenues ..................................   2,347,655     1,440,172                  3,787,827
                                                 ------------ ------------               ------------
EXPENSES
 Operating .....................................     688,280       660,079                  1,348,359
 Marketing and reservation .....................     887,852       157,347                  1,045,199
 General and administrative ....................     266,228        73,373                    339,601
 Depreciation and amortization .................      58,658        97,811                    156,469
 Merger and restructuring costs ................     179,945                                  179,945
 Interest, net .................................      (9,549)       19,695                     10,146
                                                 ------------ ------------               ------------
 Total expenses ................................   2,071,414     1,008,305                  3,079,719
                                                 ------------ ------------               ------------
 Income before income taxes ....................     276,241       431,867                    708,108
 Provision for income taxes ....................     112,142       174,626                    286,768
                                                 ------------ ------------               ------------
 Net income ....................................  $  164,099    $  257,241                 $  421,340
                                                 ============ ============               ============
PER SHARE INFORMATION (D)
 Net income per share
  Primary ......................................  $     0.41    $     1.59                 $     0.53
  Fully diluted ................................  $     0.40    $     1.58                 $     0.53
 Weighted average shares outstanding
  Primary ......................................     405,073       164,378     230,639        800,090
  Fully diluted ................................     409,521       165,146     231,716        806,383

------------
(1) Certain reclassifications have been made to the historical CUC and historical HFS financial statements to conform to the presentation expected to be used by the combined companies.

      See notes to unaudited historical combining financial statements.

                                  SECTION C

                             CENDANT CORPORATION
              UNAUDITED HISTORICAL COMBINING STATEMENT OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           FOR THE SIX MONTHS
                                                  ENDED
                                         -----------------------
                                           7/31/96     6/30/96
                                         ----------- ----------   PRO FORMA    COMBINED
                                            CUC(1)     HFS(1)    ADJUSTMENT    COMPANIES
                                         ----------- ----------  ----------   ------------
REVENUES
 Membership and service fees, net ......  $  942,170   $423,022                 $1,365,192
 Software...............................     129,053                               129,053
 Fleet leasing (net of depreciation and
  interest costs of $555,994)...........                133,770                    133,770
 Other..................................                 66,252                     66,252
                                         ----------- ----------               ------------
Net revenues............................   1,071,223    623,044                  1,694,267

EXPENSES
 Operating..............................     326,341    295,383                    621,724
 Marketing and reservation..............     414,705     65,950                    480,655
 General and administrative ............     118,129     39,189                    157,318
 Merger costs (c).......................      28,635                                28,635
 Depreciation and amortization..........      26,147     36,982                     63,129
 Interest, net..........................      (4,075)    10,766                      6,691
                                         ----------- ----------               ------------
 Total expenses.........................     909,882    448,270                  1,358,152
                                         ----------- ----------               ------------
 Income before income taxes.............     161,341    174,774                    336,115
 Provision for income taxes.............      68,759     71,157                    139,916
                                         ----------- ----------               ------------
 Net income.............................  $   92,582   $103,617                 $  196,199
                                         =========== ==========               ============
PER SHARE INFORMATION (D)
 Net income per share
 Primary................................  $     0.23   $   0.69                 $     0.26
 Fully diluted..........................  $     0.23   $   0.68                 $     0.26
Weighted average shares outstanding
 Primary ...............................     399,267    154,232     216,403        769,902
 Fully diluted..........................     405,054    155,398     218,039        778,491

------------
(1) Certain reclassifications have been made to the historical CUC and historical HFS financial statements to conform to the presentation expected to be used by the combined companies.

      See notes to unaudited historical combining financial statements.

                                  SECTION C

                             CENDANT CORPORATION
              UNAUDITED HISTORICAL COMBINING STATEMENT OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              FOR THE SIX MONTHS ENDED
                                             --------------------------
                                                 7/31/97       6/30/97                    PRO FORMA
                                             ------------ -------------     PRO FORMA      COMBINED
                                                 CUC(1)        HFS(1)      ADJUSTMENTS    COMPANIES
                                              ------------ -------------  -------------  -----------
REVENUES
 Membership and service fees, net...........  $1,125,159    $  830,346                  $1,955,505
 Software...................................     172,200                                   172,200
 Fleet leasing (net of depreciation and
  interest costs of $584,275)...............                   146,581                     146,581
 Other......................................                   122,670                     122,670
                                             ------------ ------------                ------------
Net revenues................................   1,297,359     1,099,597                   2,396,956
EXPENSES
 Operating..................................     408,990       435,062                     844,052
 Marketing and reservation..................     461,906       130,481                     592,387
 General and administrative.................     140,991        57,112                     198,103
 Merger and restructuring charge associated
  with business combination (b).............                   303,000                     303,000
 Depreciation and amortization..............      33,397        86,534                     119,931
 Interest, net..............................     (11,206)       30,747                      19,541
                                             ------------ ------------                ------------
Total expenses..............................   1,034,078     1,042,936                   2,077,014
 Income before income taxes.................     263,281        56,661                     319,942
 Provision for income taxes.................     100,498        72,005                     172,503
                                             ------------ ------------                ------------
 Net income.................................  $  162,783    $  (15,344)                 $  147,439
PER SHARE INFORMATION (D)
 Net income per common share ...............
  Primary and fully diluted.................  $     0.38    $    (0.10)                 $     0.18
 Weighted average shares outstanding
  Primary...................................     436,237       158,342     266,714         861,293
  Fully diluted.............................     439,166       158,342     266,680         864,188

------------
(1) Certain reclassifications have been made to the historical CUC and HFS financial statement to conform to the presentation expected to be used by the combined companies.

      See notes to unaudited historical combining financial statements.

                                  SECTION C

                             CENDANT CORPORATION
                   NOTES TO UNAUDITED HISTORICAL COMBINING
                             FINANCIAL STATEMENTS

(A) EQUITY

    In connection with the Merger, each outstanding share of HFS common stock will be converted into the right to receive 2.4031 shares of Common Stock. In addition, each share of HFS common stock that is owned by HFS or CUC will be cancelled and retired. The pro forma adjustments assume that all 158.3 million shares of HFS common stock outstanding at June 30, 1997, respectively, (exclusive of 3.1 million shares of HFS common stock in treasury which will be cancelled and retired in connection with the Merger) will be converted into approximately 380.4 million shares of CUC Common Stock in accordance with the exchange ratio.

(B) HFS/PHH MERGER COSTS AND RESTRUCTURING

    Includes a one-time pre-tax merger and restructuring charge of $303 million (after-tax of $227 million or $.26 per common share for the six months ended June 30, 1997) recorded by HFS in connection with its merger with PHH Corporation ("PHH").

(C) CUC MERGER COSTS AND RESTRUCTURING

    Includes a one-time pre-tax merger and restructuring charge of $28.6 million (after-tax of $25.1 million or $.03 per common share for the six months ended July 31, 1996) recorded by CUC in connection with its mergers with Davidson & Associates, Inc. ("Davidson") and Sierra On-Line ("Sierra").

(D) PER SHARE INFORMATION

    Net income per share has been computed based upon the combined weighted average outstanding shares of CUC Common Stock and HFS common stock for each period. The historical weighted average number of outstanding shares of HFS stock has been adjusted to reflect the average ratio of 2.4031 shares of CUC Common Stock for each share of HFS common stock.

    CUC/HFS MERGER COSTS

    It is expected that Cendant Corporation will incur pre-tax transaction costs associated with the Merger which are expected to range from $600 million to $650 million, of which approximately $150 million will be lump sum payments. These costs associated with the Merger are being established by the combined management. In determining the amount of the reserve for these costs, management is considering the costs relating to facility and systems consolidations and the costs associated with exiting certain activities.